Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-226457) pertaining to the Autolus Limited 2017 Share Option Plan and Autolus Therapeutics plc 2018 Equity Incentive Plan of our report dated February 25, 2019 with respect to the consolidated financial statements of Autolus Therapeutics plc included in this Transition Report (Form 20-F) for the three-month period ended December 31, 2018.

/s/ Ernst & Young LLP
Reading, United Kingdom
February 25, 2019